U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

HYDE PARK ACQUISITION CORP. II

(Exact Name of Registrant as Specified in Its Charter)

Delaware	27-5156956
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

500 Fifth Avenue 50th floor New York, NY	10110
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-174030
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, $0.0001 par value	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the shares of common stock of Hyde Park Acquisition Corp. II (the “Company”). The description of the shares of common stock contained under the heading “Description of Securities” in the registration statement initially filed with the Securities and Exchange Commission (“Commission”) on May 6, 2011, as amended from time to time (File No. 333-174030) (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Index to Exhibits.

3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 included with the initial filing of the Registration Statement filed with the Commission on May 6, 2011).
3.2	Form of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 included with Amendment No. 7 to the Registration Statement filed with the Commission on June 15, 2012).
3.3	Bylaws (incorporated by reference to Exhibit 3.3 included with the initial filing of the Registration Statement filed with the Commission on May 6, 2011).
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 included with Amendment No. 5 to the Registration Statement filed with the Commission on May 16, 2012).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HYDE PARK ACQUISITION CORP. II

Date: June 18, 2012	By:	/s/ Laurence S. Levy
Laurence S. Levy
Chief Executive Officer

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